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                                                                    EXHIBIT 99.3



PROXY                         DEL WEBB CORPORATION                         PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF HOLDERS OF DEL WEBB COMMON STOCK TO BE HELD ON [ ], 2001.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of holders of Del Webb common stock to be held on [ ], 2001, and hereby appoints LeRoy C. Hanneman, Jr., Robertson C. Jones and Donald V. Mickus, or any one of them, attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote all shares of common stock of Del Webb Corporation held of record by the undersigned on [ ], 2001, at the Special Meeting, and at any adjournment or adjournments thereof, for the purpose of acting upon the proposals referred to below, and of acting in their discretion upon such other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

    1. Approval of the Plan and Agreement of Merger dated April 30, 2001 (the "Merger Agreement") and the transactions contemplated by the Merger Agreement.

FOR                     AGAINST                      ABSTAIN
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    2. If any other business should properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, the persons named in the proxy card will be entitled to vote in their discretion on such other matters.

                     PLEASE SIGN AND DATE THE REVERSE SIDE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF


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NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE
PLAN AND AGREEMENT OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                               Dated                , 2001
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                               ---------------------------
                                      (Sign Here)

                               ---------------------------
                               (Sign Here, if Held Jointly)

                               Please sign EXACTLY as your name
                               appears hereon. When signing as
                               attorney, executor, administrator,
                               trustee or guardian, please give
                               full title. If more than one
                               trustee, all should sign. All
                               joint owners should sign. If a
                               corporation, sign in full
                               corporate name by president or
                               other authorized officer. If in a
                               partnership, sign in partnership
                               name by authorized person.

                               [ ] Please check if you plan to
                               attend the stockholder meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.